Exhibit 10.3 Ruddick Corporation Director Deferral Plan Amended and Restated Effective January 1, 2008

RUDDICK CORPORATION DIRECTOR DEFERRAL PLAN

Amended and Restated
Effective January 1, 2008

1. Name:

     This plan shall be known as the "Ruddick Corporation Director Deferral Plan" (the "Plan").

2. Purpose and Intent:

     Ruddick Corporation (the "Corporation") originally established this Plan effective January 1, 1998 for the purpose of providing the nonemployee members of its Board of Directors with the opportunity to defer payment of all (but not any portion of) the annual retainer fee and/or the regularly-scheduled or duly-called Board of Directors meetings fees payable during a year. This Plan (i) allows a participating director to defer all of the director's annual retainer fee and meeting fees and (ii) sets forth special provisions for crediting such deferrals in a manner that parallels the performance of the Corporation's common stock. The Plan was amended by resolution of the Board of Directors effective November 18, 2004 to provide for discretionary contributions by the Corporation for each nonemployee member of the Board of Directors. The Plan was amended and restated effective February 16, 2006. The Plan is hereby amended and restated again effective January 1, 2008 to comply with final treasury regulations under Section 409A of the Internal Revenue Code. It is the intent of the Corporation that amounts deferred under the Plan by a director shall not be taxable to the director for income tax purposes until the time actually received by the director. The provisions of the Plan shall be construed and interpreted to effectuate such intent.

     This Plan is intended to comply with the requirements of Section 409A of the Internal Revenue Code and the regulations and other guidance issued thereunder, as in effect from time to time. To the extent a provision of the Plan is contrary to or fails to address the requirements of Code Section 409A, the Plan shall be construed and administered as necessary to comply with such requirements to the extent allowed under applicable treasury regulations until this Plan is appropriately amended to comply with such requirements.

3. Definitions:

     For purposes of the Plan, the following terms shall have the following meanings:

     (a) "Accounts" mean collectively the Participants' Stock Accounts.

     (b) "Board of Directors" means the Board of Directors of the Corporation.

     (c) "Claim" means a claim for benefits under the Plan.

     (d) "Claimant" means a person making a Claim.

     (e) "Code" means the Internal Revenue Code of 1986, as now in effect or as hereafter amended, and the regulations thereunder.

     (f) "Common Stock" means the common stock of the Corporation.

     (g) "Compensation Committee" means the committee of individuals who are serving from time to time as the members of the Compensation Committee of the Board of Directors.

     (h) "Fair Market Value" of a share of Common Stock means, as of a Valuation Date and for so long as shares of the Common Stock are listed on a national securities exchange or reported on The Nasdaq Stock Market as a Nasdaq National Market security, the mean between the high and low sales prices for the Common Stock on such Valuation Date, or, if no such shares were sold on such date, the most recent date on which shares of such Common Stock were sold, as reported in The Wall Street Journal. If the Common Stock is not listed on a national securities exchange or reported on The Nasdaq Stock Market as a Nasdaq National Market security, Fair Market Value shall mean the average of the closing bid and asked prices for such stock in the over-the-counter market as reported by The Nasdaq Stock Market. If the Common Stock is not listed on a national securities exchange, reported on The Nasdaq Stock Market as a Nasdaq National Market security, or reported by The Nasdaq Stock Market in the over-the-counter market, Fair Market Value shall be the fair value thereof determined in good faith by the Board of Directors.

     (i) "Fees" means both (i) the annual retainer fee (the "Annual Retainer Fee") and (ii) any regularly-scheduled or duly-called Board of Directors meeting fees (the "Meetings Fees") payable to a Nonemployee Director under the Corporation's compensation policies for directors in effect from time to time.

     (j) "Nonemployee Director" means an individual who is a member of the Board of Directors but who is not an employee of the Corporation or any of its Subsidiaries.

     (k) "Participant" means a Nonemployee Director who has elected to participate in the Plan as provided in paragraph 5(b) below.

     (l) "Payment Date" means the date ninety (90) days following the effective date on which the director ceases to be a member of the Board of Directors.

     (m) "Plan Administrator" means the Compensation Committee, or such other person or entity designated as the "Plan Administrator" for purposes of the Plan by the Compensation Committee.

     (n) "Plan Year" means the twelve (12) month period beginning January 1 and ending December 31.

     (o) "Stock Account" means the account established and maintained on the books of the Corporation to record a Participant's interest under the Plan attributable to the Fees credited to the Participant pursuant to paragraphs 5(c) and (d) below, as adjusted from time to time pursuant to the terms of the Plan.

     (p) "Stock Unit" means a unit having a value as of a given date equal to the Fair Market Value of one (1) share of Common Stock on the Valuation Date.

     (q) "Subsidiary" means a subsidiary corporation of the Corporation as that term is defined in Code section 424(f).

     (r) "Valuation Date" means any date requiring the determination of a Fair Market Value; in the case of association with a Payment Date, Valuation Date shall mean the business day next preceding the Payment Date; and in the case of the deferral of retainer, Fees or distributions payable on the Common Stock, Valuation Date shall mean the business day on which such payment would have been made.

4. Administration:

     The Plan Administrator shall be responsible for administering the Plan. The Plan Administrator shall have all of the powers necessary to enable it to properly carry out its duties under the Plan. Not in limitation of the foregoing, the Plan Administrator shall have the power to construe and interpret the Plan and to determine all questions that shall arise thereunder. The Plan Administrator shall have such other and further specified duties, powers, authority and discretion as are elsewhere in the Plan either expressly or by necessary implication conferred upon it. The Plan Administrator may appoint such agents as it may deem necessary for the effective performance of its duties, and may delegate to such agents such powers and duties as the Plan Administrator may deem expedient or appropriate that are not inconsistent with the intent of the Plan. The decision of the Plan Administrator upon all matters within its scope of authority shall be final and conclusive on all persons, except to the extent otherwise provided by law.

5. Operation:

     (a) Eligibility. Each Nonemployee Director shall be eligible to participate in the Plan.

     (b) Elections to Defer/Contributions. A Nonemployee Director may become a Participant in the Plan by irrevocably electing, on a form provided by the Plan Administrator, to defer all of the Annual Retainer Fee payable to the Nonemployee Director during such Plan Year and/or the Meetings Fees payable to the Nonemployee Director for all meetings occurring during such Plan Year. In order to be effective, a Nonemployee Director's written election to defer must be executed and returned prior to the beginning of the Plan Year to which the election relates; provided, however, a Nonemployee Director shall have 30 days following the date he or she first becomes a Nonemployee Director to execute and return his or her initial written election to defer.

     Effective on or about November 18, 2004, the Corporation may make discretionary contributions for the benefit of each Nonemployee Director who holds such position at the time the contribution is approved. Such amount shall be allocated to the Stock Account of each Participant as provided in Section 5(c) below.

     (c) Establishment of Accounts. The Corporation shall establish and maintain on its books a Stock Account for each Participant. Each Stock Account shall be designated by the name of the Participant for whom established. The Fees deferred by a Participant shall be credited to the Participant's Stock Account as of the date such Fees would have otherwise been paid to the Participant. The Stock Account of a Participant shall be credited with a number of Stock Units equal to the number of whole and fractional shares of Common Stock which the Participant would have received with respect to such Fees if the Fees had been paid in Common Stock, determined by dividing such Fees by the Fair Market Value of a share of Common Stock on the Valuation Date and such Stock Units shall be credited to the Participant's Stock Account as of the date the Fees would have been paid to the Participant.

     (d) Adjustments to the Accounts. Each Stock Account shall be credited additional whole or fractional Stock Units for distributions and stock dividends paid on the Common Stock based on the number of Stock Units in the Stock Account on the applicable record date, which additional whole or fractional Stock Units shall be calculated based on the Fair Market Value of the Common Stock on the applicable Valuation Date. Each Stock Account shall also be equitably adjusted as determined by the Plan Administrator in the event of any stock dividend, stock split or similar change in the capitalization of the Corporation.

     (e) Method of Payment. When a Participant ceases to serve as a member of the Board of Directors, such Participant's Accounts shall continue to be credited with adjustments under paragraph 5(d) above through the Payment Date following the date on which the Participant's membership on the Board of Directors ceases. The number of Stock Units in the Stock Account as of such Payment Date shall be delivered and paid in the form of a certificate, or an electronic equivalent thereof, for the equivalent number of whole shares of Common Stock, plus cash equivalent for any fractional shares; provided, however, that the maximum number of shares of Common Stock deliverable under this Plan shall be 500,000 subject to equitable adjustment by the Plan Administrator in the event of any stock dividend, stock split or similar change in the capitalization of the Corporation. Delivery and payment shall be made on the Payment Date as defined in Section 3(1) to the Participant or to the Participant's designated beneficiary, if the Participant's termination as a member of the Board of Directors was the result of the Participant's death.

     (f) Other Payment Provisions. A Participant shall not be paid any portion of the Participant's Stock Account prior to the Participant's termination of services as a member of the Board of Directors. Any payment hereunder shall be subject to applicable payroll and withholding taxes. In the event any amount becomes payable under the provisions of the Plan to a Participant, beneficiary or other person who is a minor or an incompetent, whether or not declared incompetent by a court, such amount may be paid directly to the minor or incompetent person or to such person's fiduciary (or attorney-in-fact in the case of an incompetent) as the Plan Administrator, in its sole discretion, may decide, and the Plan Administrator shall not be liable to any person for any such decision or any payment pursuant thereto.

     (g) Statements of Account. Each Participant shall receive an annual statement of the balance in the Participant's Account upon the request of a Participant or in the discretion of the Plan Administrator.

6. Amendment, Modification and Termination of the Plan:

     (a) Corporation's Right to Amend or Modify. The Board reserves the right at any time to amend or terminate the Plan, in whole or in part, and for any reason.

     (b) Corporation's Right to Terminate. If the Plan is terminated, each Participant will become entitled to payment of the Participant's accrued and vested benefits if and to the extent permitted under Code Section 409A and the regulations thereunder. Accordingly, payment of a Participant's accrued and vested benefits may be made in a lump sum in accordance with one of the following:

     (i) the termination of the Plan within twelve (12) months of a corporate dissolution taxed under Code Section 331 or with the approval of a bankruptcy court pursuant to 11 U.S.C. §503(b)(1)(A), as provided in Treasury Regulation Section 1.409A-3(j)(4)(ix)(A); or

     (ii) within the thirty (30) days preceding or the twelve (12) months following a Change in Control (as determined under Treasury Regulation Section 1.409A-3(i)(5)), provided that all substantially similar arrangements are also terminated as provided in Treasury Regulation Section 1.409A-3(j)(4)(ix)(B); or

     (iii) the termination of the Plan, provided that the termination does not occur proximate to a downturn in the financial health of Ruddick, if all arrangements that would be aggregated with the Plan under Treasury Regulation Section 1.409A-1(c) are terminated, no payments other than payments that would be payable under the terms of the Plan if the termination had not occurred are made within twelve (12) months of the

Plan termination, and no new arrangement that would be aggregated with the Plan under Treasury Regulation Section 1.409A-1(c) is adopted within three (3) years following the Plan termination, as provided in Treasury Regulation Section 1.409A-3(j)(4)(ix)(C); or

     (iv) such other event and conditions as the IRS may prescribe in generally applicable published guidance under Code Section 409A.

     (c) In no event shall an amendment or termination reduce or otherwise affect benefits accrued and vested as of the date of an amendment or termination.

7. Claims Procedures:

     (a) General. In the event that a Claimant has a Claim under the Plan, such Claim shall be made by the Claimant's filing a notice thereof with the Plan Administrator within ninety (90) days after such Claimant first has knowledge of such Claim. Each Claimant who has submitted a Claim to the Plan Administrator shall be afforded a reasonable opportunity to state such Claimant's position and to present evidence and other material relevant to the Claim to the Plan Administrator for its consideration in rendering its decision with respect thereto. The Plan Administrator shall render its decision in writing within ninety (90) days after the Claim is referred to it, unless special circumstances, determined in the sole discretion of the Plan Administrator, require an extension of such time within which to render such decision, in which event such decision shall be rendered no later than one hundred eighty (180) days after the Claim is referred to it. A copy of such written decision shall be furnished to the Claimant.

     (b) Notice of Decision of Plan Administrator. Each Claimant whose Claim has been denied by the Plan Administrator shall be provided written notice thereof, which notice shall set forth:

     (i) the specific reason(s) for the denial;

     (ii) specific reference to pertinent provision(s) of the Plan upon which such denial is based;

     (iii) a description of any additional material or information necessary for the Claimant to perfect such Claim and an explanation of why such material or information is necessary; and

     (iv) an explanation of the procedure hereunder for review of such Claim;

all in a manner calculated to be understood by such Claimant.

     (c) Review of Decision of Plan Administrator. Each such Claimant shall be afforded a reasonable opportunity for a full and fair review of the decision of the Plan Administrator denying the Claim. Such review shall be by the Board of Directors. Such appeal shall be made within ninety (90) days after the Claimant received the written decision of the Plan Administrator and shall be made by the written request of the Claimant or such Claimant's duly authorized representative, to the Board of Directors. In the event of appeal, the Claimant or such Claimant's duly authorized representative may (i) review pertinent documents and (ii) submit issues and comments in writing to the Board of Directors. The Board of Directors shall review the following:

(i) the initial proceedings of the Plan Administrator with respect to such Claim;

     (ii) such issues and comments as were submitted in writing by the Claimant or the Claimant's duly authorized representative; and

     (iii) such other material and information as the Board of Directors, in its sole discretion, deems advisable for a full and fair review of the decision of the Plan Administrator.

The Board of Directors may approve, disapprove or modify the decision of the Plan Administrator, in whole or in part, or may take such other action with respect to such appeal as it deems appropriate. The decision of the Board of Directors with respect to such appeal shall be made in no event later than sixty (60) days after receipt of such appeal, unless special circumstances, determined in the sole discretion of the Board of Directors, require an extension of such time within which to render such decision, in which event such decision shall be rendered as soon as possible and in no event later than one hundred twenty (120) days following receipt of such appeal. The decision of the Board of Directors shall be in writing and in a manner calculated to be understandable by the Claimant and shall include specific reasons for such decision and set forth specific references to the pertinent provisions of the Plan upon which such decision is based. The Claimant shall be furnished a copy of the written decision of the Board of Directors. Such decision shall be final and conclusive upon all persons interested therein, except to the extent otherwise provided by applicable law.

8. Acceleration of Payment:

     The time or schedule of payment of a benefit under the Plan may only be accelerated upon such events and conditions as the IRS may permit in generally applicable published regulatory or other guidance under Code Section 409A, including, without limitation, payment to a person other than the Participant to the extent necessary to fulfill the terms of a domestic relations order (as defined in Code Section 414(p)(1)(B)), payment of FICA tax and income tax on wages imposed on any amounts under this Plan, or payment of the amount required to be included in income for the Participant as a result of failure of the Plan to meet the requirements of Code Section 409A with respect to the Participant.

9. Applicable Law:

     The Plan shall be construed, administered, regulated and governed in all respects under and by the laws of the United States to the extent applicable, and to the extent such laws are not applicable, by the laws of the state of North Carolina.

10. Miscellaneous:

     A Participant's rights and interests under the Plan may not be assigned or transferred by the Participant. The Plan shall be an unsecured, unfunded arrangement. To the extent the Participant acquires a right to receive payments from the Corporation under the Plan, such right shall be no greater than the right of any unsecured general creditor of the Corporation. Nothing contained herein shall be deemed to create a trust of any kind or any fiduciary relationship between the Corporation and any Participant. The Plan shall be binding on the Corporation and any successor in interest of the Corporation.

     IN WITNESS WHEREOF, this instrument has been executed by an authorized officer of the Corporation effective as of the 9th day of December, 2008.

RUDDICK CORPORATION

By:

Title: